SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):November 15, 2002 IBERIABANK CORPORATION

(Exact Name of Registrant as Specified in Charter)
Louisiana	0-25756	72-1280718
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
1101 East Admiral Doyle Drive, New Iberia, Louisiana		70560
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code:		(337) 365-2361
Former name or former address, if changed since last report:		Not Applicable

Item 5.  Other Events

            On November 18, 2002, the Registrant announced that it had raised $10 million through a trust preferred securities offering which closed on November 15, 2002.  The Registrant also announced that it intends to use a portion of the proceeds to fund the repurchase of up to 130,000 shares of its common stock, or approximately 2% of the current outstanding shares.  The Registrant’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

            Exhibit 99.1      Press Release dated November 18, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IBERIABANK CORPORATION

DATE: November 19, 2002	By:	/s/ Daryl G. Byrd___
Daryl G. Byrd
President and Chief Executive
Officer